As filed with the Securities and Exchange Commission on May 2, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROTARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4580525
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

345 Park Avenue South, Third Floor

New York, New York 10010

(646) 844-0337

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Jesse Shefferman

President and Chief Executive Officer

Protara Therapeutics, Inc.

345 Park Avenue South, Third Floor

New York, New York 10010

(646) 844-0337

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mary J. Grendell, Esq.	Robert W. Downes
General Counsel and Corporate Secretary	James M. Shea Jr.
Protara Therapeutics, Inc.	Sullivan & Cromwell LLP
345 Park Avenue South, Third Floor	125 Broad Street
New York, New York 10010	New York, New York 10004
(646) 844-0337	(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 2, 2024

PROSPECTUS

21,686,760 shares of Common Stock

This prospectus covers the resale, from time to time, by the selling stockholders identified in this prospectus, or, the selling stockholders of up to 21,686,760 shares of our common stock, par value $0.001 per share, (“common stock”) consisting of (i) 9,143,380 shares of common stock held by the selling stockholders (“Initial Shares”), (ii) 1,700,000 shares of common stock (“Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants held by certain of the selling stockholders (“Pre-Funded Warrants”) and (iii) 10,843,380 shares of common stock (“Common Warrant Shares”) issuable upon the exercise of warrants held by the selling stockholders (“Common Warrants”). The Initial Shares, Pre-Funded Warrant Shares and Common Warrant Shares shall be collectively referred to as the “Securities” or the “Shares.”

Our registration of the resale of shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any such shares. The selling stockholders received the Initial Shares, Pre-Funded Warrants and Common Warrants from us pursuant to a private placement transaction (the “Private Placement”), which was consummated on April 10, 2024.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders, although we will receive proceeds from the nominal exercise price of any Pre-Funded Warrants and the exercise price of any Common Warrants.

Any shares of our common stock subject to resale hereunder will have been issued by us and received by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. We will bear all fees and expenses incident to our obligation to register the shares of common stock. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 16 of this prospectus.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “TARA.” On May 1, 2024, the last reported sale price of our common stock was $2.93 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 8 of this prospectus any similar section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 20 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                   , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. The selling stockholders may resell, from time to time, in one or more offerings, shares of our common stock offered by this prospectus. Information about the selling stockholders may change over time. When the selling stockholders sell shares of our common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer and sale is not permitted. No offers or sales of any of the shares of our common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of our common stock offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operation and prospects may have changed since that date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Protara,” the “Company” and similar designations refer to Protara Therapeutics, Inc. This prospectus contains references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, references in this prospectus to “Protara,” “Protara Therapeutics,” “the Company,” “we,” “us,” “our” and similar references refer to Protara Therapeutics, Inc.

Overview

We are a New York City based clinical-stage biopharmaceutical company committed to advancing transformative therapies for the treatment of cancer and rare diseases. We were founded on the principle of applying modern scientific, regulatory or manufacturing advancements to established mechanisms in order to create new development opportunities. We prioritize creativity, diverse perspectives, integrity and tenacity to expedite our goal of bringing life-changing therapies to people with limited treatment options.

Our portfolio includes two development programs utilizing TARA-002, an investigational cell therapy based on the broad immunopotentiator, OK-432, which was originally granted marketing approval by the Japanese Ministry of Health and Welfare as an immunopotentiating cancer therapeutic agent. This cell therapy is currently approved in Japan and Taiwan for lymphatic malformations, or LMs, and multiple oncologic indications. We have secured worldwide rights to the asset excluding Japan and Taiwan and are exploring its use in oncology and rare disease indications. TARA-002 was developed from the same master cell bank of genetically distinct group A Streptococcus pyogenes as OK-432 (marketed as Picibanil® in Japan and Taiwan by Chugai Pharmaceutical Co., Ltd., or Chugai Pharmaceutical). We are currently developing TARA-002 in non-muscle invasive bladder cancer, or NMIBC, and in LMs.

Our lead oncology program is TARA-002 in NMIBC, which is cancer found in the tissue that lines the inner surface of the bladder that has not spread into the bladder muscle. Bladder cancer is the sixth most common cancer in the United States, with NMIBC representing approximately 80% of bladder cancer diagnoses. Approximately 65,000 patients are diagnosed with NMIBC in the United States each year. Very few new therapeutics have been approved for NMIBC since the 1990s and the current standard of care for NMIBC includes intravesical Bacillus Calmette–Guérin, or BCG. The mechanism of action of TARA-002 is similar in some ways to that of BCG. TARA-002 and BCG are both intravesically administered, elicit a Th1 type immune response and produce a generally similar array of locally activated cytokines and immune cells.

We are conducting a Phase 1 open-label clinical trial to evaluate TARA-002 in treatment-naïve and treatment-experienced NMIBC patients with carcinoma in situ, or CIS, and high-grade papillary tumors, or Ta, known as the ADVANCED-1 trial. In the initial dose escalation phase of the trial, patients received six weekly intravesical doses of TARA-002, evaluating the 10KE, 20KE and 40KE doses (Klinische Einheit, or KE, is a German term indicating a specified weight of dried cells in vial). The primary objective of the trial is to evaluate the safety, tolerability and preliminary signs of anti-tumor activity of TARA-002, with the goal of establishing a recommended Phase 2 dose. In April 2023, we announced positive preliminary data from the Phase 1a dose escalation component of the ongoing ADVANCED-1 trial through the 40KE dose, in which TARA-002 indicated favorable tolerability and anti-tumor activity in NMIBC patients. A maximum tolerated dose was not determined, and dose escalation at the 80KE dose remains ongoing in an exploratory cohort.

Preliminary data from the ADVANCED-1 trial suggested that intravesical TARA-002 was generally well tolerated at the three dose levels evaluated in the initial phase of the trial, and no dose limiting toxicities were observed. The Company has selected the 40KE dose for use in subsequent clinical trials. The majority of reported adverse events were Grades 1 and 2 across all dose levels, and treatment emergent adverse events, as assessed by study investigators, were in line with typical responses to bacterial immunopotentiation and included fatigue, headache, fever and chills. The most common urinary symptoms were urinary urgency, urinary frequency, urinary tract pain/burning, incomplete emptying, and bladder spasm. Most bladder irritations resolved soon after administration, or in a few hours to a few days. A total of nine patients were enrolled in the dose escalation portion of the study through the 40KE dose. Of those, three patients with CIS, one of whom was a heavily pre-treated BCG-unresponsive patient, achieved a complete response, or CR, at the 20KE dose, and tumor regression was observed in the other two patients. Results from six patients with high-grade, non-invasive papillary, or HGTa, tumors showed five of six patients with high-grade recurrence free survival, or HGRFS, at week 12. The patient who did not achieve HGRFS was dosed at 10KE, the lowest dose of TARA-002 offered in the trial.

The ongoing open-label expansion trial, or ADVANCED-1EXP, is evaluating intravesical TARA-002 at the 40KE dose in up to 12 CIS patients, including BCG-naïve, BCG-unresponsive, and BCG-inadequately treated patients. In April 2024, we announced positive data from three-month evaluable NMIBC patients with CIS pooled across our clinical studies, including ADVANCED-1 Phase 1a, ADVANCED-1 EXP Phase 1b and ADVANCED-2 Phase 2 trials of TARA-002 in patients with high-risk NMIBC, including BCG-Unresponsive, BCG-Experienced and BCG-Naïve patients. The overall three-month CR rate prior to reinduction for the 16 evaluable patients was 38%, with a CR rate of 63% in CIS-only patients and 13% in patients with CIS +Ta/T1 (T1 is defined as carcinoma invading the lamina propria). A 43% CR rate was observed in BCG-Unresponsive/Experienced patients. TARA-002 demonstrated a favorable safety and tolerability profile. The majority of reported adverse events were Grades 1 and 2 across all dose levels, and there were no Grade 3 or higher treatment emergent adverse events, or TEAEs. TEAEs as assessed by study investigators, were in line with typical responses to bacterial immunopotentiation, and included fatigue, headache, fever, and chills. The most common urinary symptoms were urinary urgency, urinary frequency, urinary tract pain/burning, incomplete emptying, and bladder spasm. Most bladder irritations resolved in a few hours to a few days. Additional details regarding the data, which support the potential for TARA-002 in treating high risk patients can be found in the following table:

	Three Month Evaluable Patients
	# Patients	# of CRs	CR %

BCG-Unresponsive/ Experienced
CIS-only	6	3	50%
CIS +Ta/T1	1	-	-%
	7	3	43%
BCG-Naïve
CIS-only	2	2	100%
CIS +Ta/T1	7	1	14%
	9	3	33%
	16	6	38%

By Stage of Disease at Baseline
CIS-only	8	5	63%
CIS +Ta/T1	8	1	13%
	16	6	38%

By Study
Phase 1a	3	1	33%
Phase 1b-EXP	8	3	38%
Phase 2 Naïve	5	2	40%
	16	6	38%
Data cutoff date: March 19, 2024

We expect to share preliminary results from a pre-planned risk-benefit analysis of the ongoing Phase 2 open-label ADVANCED-2 trial in the second half of 2024. The analysis is expected to include approximately 10 patients who are six-month evaluable. The ongoing ADVANCED-2 trial is assessing intravesical TARA-002 in NMIBC patients with CIS (± Ta/T1) who are BCG-Naïve (n=27) and BCG-Unresponsive (n=75-100). The BCG-Unresponsive cohort has been designed to be registrational aligned with the United States Food and Drug Administration’s, or the FDA’s, 2018 BCG-Unresponsive Non-muscle Invasive Bladder Cancer: Developing Drugs and Biologics for Treatment Guidance for Industry. Trial subjects will receive an induction course of six weekly intravesical instillations, and following mandatory biopsy at three months, will either receive a reinduction course of six weekly intravesical instillations of TARA-002, or the first maintenance course of three weekly installations every three months for an additional 12 months.

In addition to the ADVANCED-2 trial, we intend to assess higher dosing at an 80KE dose and systemic priming prior to initiation of intravesical administration, in each case to assess anti-tumor activity, as well as the combination of TARA-002 with a checkpoint inhibitor in NMIBC patients with CIS.

In addition, we continue to conduct non-clinical studies on TARA-002 to better characterize the mechanism of action to help us understand how TARA-002 may perform in potential combinations with other agents used to treat NMIBC. We use non-clinical data to help us define other cancer targets for TARA-002, both within urothelial cancer and other types of cancer affecting different parts of the body.

We are also pursuing intravenous, or IV, Choline Chloride, an investigational phospholipid substrate replacement therapy, for patients receiving parenteral nutrition, or PN. Choline is a known important substrate for phospholipids that are critical for healthy liver function and also plays an important role in modulating gene expression, cell membrane signaling, brain development and neurotransmission, muscle function, and bone health. PN patients are unable to synthesize choline from enteral nutrition sources, and there are currently no available PN formulations containing choline. Approximately 80% of PN-dependent patients are choline-deficient and have some degree of liver damage, which can lead to hepatic failure. There are currently no available PN formulations containing choline. In the U.S. alone, there are approximately 40,000 patients on long-term PN who would benefit from an IV formulation of choline. IV Choline Chloride has the potential to become the first FDA approved IV choline formulation for PN patients.

Choline is recommended for patients on PN by the American Society for Parenteral and Enteral Nutrition, or ASPEN, in their Recommendations for Changes in Commercially Available Parenteral Multivitamin and Multi-Trace Element Products, as well as by the European Society for Clinical Nutrition and Metabolism, or ESPEN, in their Guideline on Home Parenteral Nutrition. IV Choline Chloride has been granted Orphan Drug Designation by the FDA for the prevention of choline deficiency in PN patients. We have been issued a U.S. patent by the U.S. Patent and Trademark Office claiming a choline composition with a term expiring in 2041.

In April 2024, we announced alignment with the FDA on a registrational path forward for IV Choline Chloride in patients dependent on PN. Previously, we had been pursuing an indication in intestinal failure-associated liver disease, or IFALD, and following feedback from the FDA, are pursuing a broader indication in patients on PN who are or may become unable to synthesize choline from oral or enteral nutrition sources.

Feedback from the FDA on our IV Choline Chloride program indicated that a single study with an endpoint of restoring choline levels in PN patients could serve as the basis for a regulatory filing for IV Choline Chloride. We intend to advance the development of IV Choline Chloride as a source of choline for adult and adolescent patients on long-term PN.

We are also pursuing TARA-002 in LMs, which are rare, non-malignant cysts of the lymphatic vascular system that primarily form in the head and neck region of children before the age of two. In July 2020, the FDA granted Rare Pediatric Disease designation for TARA-002 for the treatment of LMs and in May 2022, the European Medicines Agency granted orphan drug designation to TARA-002 for the treatment of LMs. In addition to the clinical experience in Japan, we have secured the rights to a dataset from one of the largest ever conducted Phase 2 trials in LMs, in which OK-432 was administered via a compassionate use program led by the University of Iowa to over 500 pediatric and adult patients. We have an investigational new drug application for LMs with the Vaccines and Related Products Division of the FDA, or Vaccines Division.

In October 2023, we initiated STARBORN-1, a Phase 2 single-arm, open-label, prospective clinical trial to evaluate the safety and efficacy of intracystic injection of TARA-002 for the treatment of macrocystic and mixed-cystic LMs (≥ 50% macrocystic disease) in participants six months to less than 18 years of age. Including an age de-escalation safety lead-in, the trial will enroll approximately 30 patients who will receive up to four injections of TARA-002 spaced approximately six weeks apart.

The primary endpoint of the trial is the proportion of participants with macrocystic LMs and mixed-cystic LMs who demonstrated clinical success, defined as having either a complete response (90% to 100% reduction from baseline in total LM volume) or substantial response (60% to less than 90% reduction in total LM volume) as measured by axial imaging.

We have devoted substantial efforts to the development of these programs and do not have any approved products and have not generated any revenue from product sales. Neither TARA-002 nor IV Choline Chloride have been approved for use for any indications. We do not expect to generate revenues in the near-term, and it is possible we may never generate revenues in the future. To finance our current strategic plans, including the conduct of ongoing and future clinical trials and further research and development costs, we will need to raise additional capital.

Corporate Information

We were originally incorporated in Delaware in March 2006, and at that time, acquired Proteon Therapeutics, LLC, the predecessor of Protara, which was formed in June 2001. On January 9, 2020, Protara Therapeutics, Inc. (formerly ArTara Therapeutics, Inc., formerly Proteon Therapeutics, Inc., or the Company or Protara), and privately-held ArTara Subsidiary, Inc., or Private ArTara, completed the merger and reorganization, or the Merger, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated September 23, 2019, or the Merger Agreement, by and among the Company, Private ArTara and REM 1 Acquisition, Inc., a wholly owned subsidiary of the Company, or Merger Sub, whereby Merger Sub merged with and into Private ArTara, with Private ArTara surviving as a wholly owned subsidiary of the Company. The Merger was structured as a reverse merger and Private ArTara was determined to be the accounting acquirer based on the terms of the Merger and other factors. Our principal executive offices are located at 345 Park Avenue South, Third Floor, New York, New York 10010, our telephone number is (646) 844-0337 and our website address is www.protaratx.com. The information contained in or accessible through our website does not constitute part of this prospectus.

Private Placement

On April 5, 2024, we entered into a subscription agreement, or the Subscription Agreement, with the selling stockholders, pursuant to which we sold and issued shares of our common stock, pre-funded warrants to purchase our common stock and warrants to purchase our common stock. Concurrently with the execution of the Subscription Agreement, we entered into a registration rights agreement, dated April 5, 2024, or the Registration Rights Agreement, with the selling stockholders. At the closing under the Subscription Agreement that occurred on April 10, 2024, we sold and issued to the selling stockholders an aggregate of 9,143,380 Initial Shares and, for certain purchasers, Pre-Funded Warrants to purchase an aggregate of 1,700,000 shares of our common stock. In each case, the Initial Shares or Pre-Funded Warrants were accompanied by Common Warrants to purchase an aggregate of up to 10,843,380 shares of our common stock. The Common Warrants attached to the Initial Shares or Pre-Funded Warrants were immediately separable from the accompanying Initial Shares or Pre-Funded Warrants. Each Initial Share, along with its attached Common Warrant, had a purchase price of $4.15, and each Pre-Funded Warrant, along with its attached Common Warrant, had a purchase price of $4.149.

The Pre-Funded Warrants are immediately exercisable upon issuance at an exercise price of $0.001 per share and do not expire. The Common Warrants are exercisable upon issuance at an exercise price of $5.25 per share and may be exercised at any time on or prior to the earlier of (i) April 10, 2027 and (ii) the date that is 90 days after the public announcement that the Company has demonstrated a six-month complete response rate of minimum 42% from at least 25 Bacillus Calmette-Guérin (BCG)-Unresponsive patients in the ADVANCED-2 (Cohort B) clinical trial.

The Pre-Funded Warrants and the Common Warrants are exercisable so long as the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would not exceed 9.99% or, for certain holders, 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Pre-Funded Warrant or Common Warrant, as applicable. Such percentage may be increased or decreased to any number not in excess of 19.99% at the holder’s election upon notice to the Company, any such increase not to take effect until the 61st day after notice to the Company. The Pre-Funded Warrants and the Common Warrants each contain standard adjustments to the exercise price, including for stock splits, stock dividends and pro rata distributions and contain customary terms regarding the treatment of such Pre-Funded Warrants or Common Warrants in the event of a fundamental transaction, which include but are not limited to a merger or consolidation involving the Company, a sale of all or substantially all of the assets of the Company or a business combination resulting in any person acquiring more than 50% of the outstanding shares of common stock of the Company.

Under the terms of the Registration Rights Agreement, we agreed to prepare and file, within 30 days after the closing of the private placement, a registration statement with the SEC to register the resale of the shares of our common stock issued under the Subscription Agreement and the shares of our common stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants issued pursuant to the Subscription Agreement. The registration statement of which this prospectus is a part relates to the offer and resale of the Initial Shares, the Pre-Funded Warrant Shares and the Common Warrant Shares issued to the selling stockholders pursuant to the Subscription Agreement to fulfill our contractual obligations under the Registration Rights Agreement.

The Offering

Common stock offered by us	None.
Common stock offered by the selling stockholders	Up to 21,686,760 shares of our common stock, par value $0.001 per share, consisting of (i) 9,143,380 shares of common stock held by the selling stockholders, (ii) 1,700,000 shares of common stock issuable upon the exercise of the Pre-Funded Warrants held by certain of the selling stockholders and (iii) 10,843,380 shares of common stock issuable upon the exercise of the Common Warrants held by the selling stockholders.
Common stock currently outstanding	20,589,976 (as of April 30, 2024)
The Pre-Funded Warrants	The Pre-Funded Warrants are immediately exercisable upon issuance at an exercise price of $0.001 per share and do not expire. The selling stockholders may not resell the Pre-Funded Warrants pursuant to the registration statement of which this prospectus forms a part and may only sell the shares issuable upon the exercise of the Pre-Funded Warrants held by them.
The Common Warrants

The Common Warrants are exercisable upon issuance at an exercise price of $5.25 per share and may be exercised at any time on or prior to the earlier of (i) April 10, 2027 and (ii) the date that is 90 days after the public announcement that the Company has demonstrated a six-month complete response rate of minimum 42% from at least 25 Bacillus Calmette-Guérin (BCG)-Unresponsive patients in the ADVANCED-2 (Cohort B) clinical trial.

The selling stockholders may not resell the Common Warrants pursuant to the registration statement of which this prospectus forms a part and may only sell the shares issuable upon the exercise of the Common Warrants held by them pursuant to the registration statement of which this prospectus forms a part.

Selling stockholders	All of the shares of our common stock are being offered by the selling stockholders. See “Selling Stockholders” beginning on page 12 for additional information on the selling stockholders.
Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”
Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.
Risk factors	See “Risk Factors” beginning on page 8, for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Nasdaq Capital Market symbol	TARA

The selling stockholders named in this prospectus may offer and sell up to 21,686,760 shares of our common stock. Our common stock is currently listed on The Nasdaq Capital Market under the symbol “TARA”. Shares of our common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock issued to the selling stockholders, or issuable upon exercise of the Pre-Funded Warrants and the Common Warrants, in the Private Placement as described above. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

The sale of a substantial number of shares of our common stock in the public market, including resale of the Securities issued or issuable to the selling stockholders, could adversely affect the prevailing market price for our common stock.

We are registering for resale up to 21,686,760 shares of our common stock consisting of Initial Shares, Pre-Funded Warrant Shares and Common Warrant Shares to fulfill our contractual obligations under the Registration Rights Agreement. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of our common stock or other equity or debt securities exercisable for, or convertible into, shares of our common stock. Any such issuances could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated herein by reference, contains, and any prospectus supplement may contain, forward-looking statements. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these statements.

Any statements in this prospectus, or incorporated herein by reference, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act these forward-looking statements include statements regarding:

●	estimates regarding our financial performance, including future revenue, expenses and capital requirements;

●	our expected cash position and ability to obtain financing in the future on satisfactory terms or at all;

●	the expected use of proceeds from the private placement;

●	expectations regarding our plans to research, develop and commercialize our current and future product candidates, including TARA-002, and Intravenous, or IV, Choline Chloride;

●	expectations regarding the safety and efficacy of our product candidates;

●	expectations regarding the timing, costs and outcomes of our clinical trials;

●	expectations regarding interactions with the FDA;

●	expectations regarding potential market size;

●	expectations regarding the timing of the availability of data from our clinical trials;

●	expectations regarding the clinical utility, potential benefits and market acceptance of our product candidates;

●	expectations regarding our commercialization, marketing and manufacturing capabilities and strategy;

●	the implementation of our business model, strategic plans for our business, product candidates and technology;

●	expectations regarding our ability to identify additional products or product candidates with significant commercial potential;

●	developments and projections relating to our competitors and industry;

●	our ability to acquire, license and invest in businesses, technologies, product candidates and products;

●	our ability to remain listed on the Nasdaq Capital Market, or Nasdaq;

●	the impact of government laws and regulations;

●	costs and outcomes relating to any disputes, governmental inquiries or investigations, regulatory proceedings, legal proceedings or litigation;

●	our ability to attract and retain key personnel to manage our business effectively;

●	our ability to prevent system failures, data breaches or violations of data protection laws;

●	the timing or likelihood of regulatory filings and approvals;

●	our ability to protect our intellectual property position; and

●	the impact of general U.S., foreign and global economic, industry, market, regulatory, political or public health conditions.

You should refer to the “Risk Factors” section contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus; however, we will receive proceeds from the cash exercise of the Pre-Funded Warrants and Common Warrants. If exercised in full, we would receive gross proceeds of $1,700 from the exercise of the Pre-Funded Warrants and $56,927,745 from the exercise of the Common Warrants. There can be no assurance that the Pre-Funded Warrants or the Common Warrants will be exercised. We intend to use the net proceeds from the exercise of Pre-Funded Warrants and/or Common Warrants for general corporate and working capital purposes, including funding clinical trials.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus, including up to $25,000 of reasonable fees and disbursements of one legal counsel for the selling stockholders. Other than registration expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our common stock.

SELLING STOCKHOLDERS

The resale of shares of common stock being offered by the selling stockholders, consisting of Initial Shares, Pre-Funded Warrant Shares underlying the Pre-Funded Warrants and Common Warrant Shares underlying the Common Warrants in each case issued to the selling stockholders pursuant to the Subscription Agreement, is being registered hereby to fulfill our contractual obligations under the Registration Rights Agreement. (See “Summary—Private Placement”).

The information in the table below and the footnotes thereto regarding shares of common stock to be owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. The percentage of shares owned after the offering is based on 20,589,976 shares of common stock outstanding as of April 30, 2024. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholders have sole voting and investment power with respect to the shares of our common stock.

As used in this prospectus, the term “selling stockholder” includes the selling stockholders named below and any donees, pledgees, transferees or other successors-in-interest selling shares of our common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

The number of shares in the column “Number of Shares of Common Stock Owned As of the Date Hereof” represents the number of shares of common stock that are actually owned as of the date of this prospectus, and does not represent the number of shares that such selling stockholder may otherwise be obligated to report as “beneficially owned” by such selling stockholder under other rules of the SEC. Please refer to the section titled “Security Ownership of Certain Beneficial Owners and Management” in our Proxy Statement for our 2024 Annual Meeting of Stockholders filed with the SEC on April 26, 2024 for information regarding beneficial ownership of our common stock.

The number of shares in the columns “Number of Shares of Common Stock Offered Hereby” and “Number of Shares of Common Stock Underlying Warrants Offered Hereby” represent all of the shares of our common stock that the selling stockholders may offer under this prospectus, without giving effect to the Beneficial Ownership Limitation (as defined below). The columns captioned “Number of Shares of Common Stock Owned After the Offering of All Common Stock Offered Hereby” and “Percentage of Shares of Common Stock to be Owned by Selling Stockholder After the Offering of All Common Stock Offered Hereby” assume the sale of all of the shares of our common stock offered by the selling stockholders under this prospectus and that the selling stockholder does not acquire any additional shares of our common stock before the completion of the offering under this prospectus, other than through the exercise of the Pre-Funded Warrants and the Common Warrants. However, because the selling stockholders may sell all, some or none of the shares offered under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares of our common stock that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. The selling stockholders may sell some, all or none of the shares of our common stock offered under this prospectus. We do not know how long the selling stockholders will hold the Initial Shares, Pre-Funded Warrants or Common Warrants, whether any will exercise the Pre-Funded Warrants or Common Warrants, and upon such exercise, how long such selling stockholders will hold the shares of common stock before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock.

Under the terms of the Common Warrants and Pre-Funded Warrants, the selling stockholders that hold Common Warrants and, as applicable, Pre-Funded Warrants may not exercise the Common Warrants or Pre-Funded Warrants, as applicable, to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as indicated in the table below, of the number of shares of our common stock outstanding following such exercise (for purposes of the denominator, immediately after giving effect to the issuance of shares of common stock to be issued upon the applicable exercise of such Common Warrants or Pre-Funded Warrants) (the Beneficial Ownership Limitation). The holders of Pre-Funded Warrants may increase or decrease such percentage not in excess of 19.99%, in the case of an increase, by providing us notice. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to us. Readers are cautioned that the column representing the Beneficial Ownership Limitation should not be read as an indication of the selling stockholders’ current or future intended beneficial ownership and is being presented solely for informational purposes.

Name and Address	Number of Shares of Common Stock Owned As of the Date Hereof	Number of Shares of Common Stock Offered Hereby	Number of Shares of Common Stock Underlying Warrants Offered Hereby	Number of Shares of Common Stock Owned After the Offering of All Common Stock Offered Hereby	Percentage of Shares of Common Stock to be Owned by Selling Stockholder After the Offering of All Common Stock Offered Hereby	Beneficial Ownership Limitation
RA Capital Healthcare Fund, L.P.(1) c/o RA Capital Management, L.P., 200 Berkeley St., 18th Floor, Boston, MA 02116	1,900,000	1,900,000	2,900,000	—	—	9.99%
Entities affiliated with Acorn Capital Advisors GP, LLC(2) c/o Acorn Capital Advisors, LLC, 420 Lexington Avenue, Suite 2626, New York, NY 10170	804,800	804,800	1,604,800	—	—	4.99%
Baker Bros. Advisors LP(3) 860 Washington Street, 3d Floor, New York, NY 10014	536,832	404,800	2,004,800	132,032	0.64%	4.99%
Armistice Capital, LLC(4) c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022	1,100,000	1,100,000	1,100,000	—	—	4.99%
Woodline Master Fund LP(5) 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111	725,000	725,000	725,000	—	—	9.99%
Entities affiliated with Boxer Capital, LLC(6) 12860 El Camino Real, Suite 300, San Diego, CA 92130	821,605	602,400	602,400	219,205	1.06%	4.99%
CVI Investments, Inc.(7) c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111	600,380	600,380	600,380	—	—	9.99%
Entities affiliated with Catalio Capital Management, LP(8) c/o Catalio Capital Management, LP, 512 W. 22nd Street, 5th Floor, New York, NY 10011	861,445	600,000	600,000	261,445	1.27%	9.99%
Citadel CEMF Investments Ltd.(9) c/o Citadel Enterprise Americas LLC, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, FL 33131	600,000	600,000	600,000	—	—	9.99%
StemPoint Capital Master Fund LP(10) 520 Madison Ave., 19th Floor, New York, NY 10022	1,014,713	480,000	480,000	534,713	2.60%	9.99%

Velan Capital Master Fund LP(11) c/o Velan Capital Investment Management LP, 100 N Main Street, Suite 301, Alpharetta GA 30009	480,000	480,000	480,000	—	—	9.99%
Entities affiliated with Superstring Capital Fund GP LLC(12) 150 E 52nd St, Suite 5004, New York, NY 10022	360,000	360,000	360,000	—	—	9.99%
Entities affiliated with Empery Asset Management, LP(13) c/o Empery Asset Management LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020	360,000	360,000	360,000	—	—	4.99%
AVR Select LLC(14) 155 Montgomery Street, Suite 805, San Francisco, CA 94104	126,000	126,000	126,000	—	—	9.99%

(1)	RA Capital Management, L.P. is the investment manager for RA Capital Healthcare Fund, L.P. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of Mr. Kolchinsky and Mr. Shah may be deemed to have voting or investment control over the shares. Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(2)	Consists of (i) 338,016 shares of common stock held by Acorn Bioventures, L.P. (“Acorn”), (ii) 466,784 shares of common stock held by Acorn Bioventures 2, L.P. (“Acorn 2”), (iii) 168,000 shares of common stock underlying pre-funded warrants held by Acorn, (iv) 232,000 shares of common stock underlying pre-funded warrants held by Acorn 2, (v) 506,016 shares of common stock underlying common warrants held by Acorn and (vi) 698,784 shares of common stock underlying common warrants held by Acorn 2. The general partner of Acorn is Acorn Capital Advisors GP, LLC and the general partner of Acorn 2 is Acorn Capital Advisors GP 2, LLC. Anders Hove is the manager of both Acorn Capital Advisors GP, LLC and Acorn Capital Advisors GP 2, LLC and has voting or investment control over the shares.

(3)	Consists of (i) 44,298 shares of common stock held by 667, L.P. (“667”), (ii) 492,534 shares of common stock held by Baker Brothers Life Sciences, L.P. (“Baker Brothers Life Sciences”), (iii) 64,914 shares of common stock underlying pre-funded warrants held by 667, (iv) 735,086 shares of common stock underlying pre-funded warrants held by Baker Brothers Life Sciences, (v) 97,760 shares of common stock underlying the common warrants held by 667 and (vi) 1,107,040 shares of common stock underlying common warrants held by Baker Brothers Life Sciences. Excludes beneficial ownership amounts relating to shares of common stock issuable upon conversion of Series 1 Preferred Stock. 667 and Baker Brothers Life Sciences are direct holders of the shares and under the advisement of Baker Bros. Advisors LP. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP. and Julian C. Baker and Felix. J. Baker are managing members of Baker Bros. Advisors (GP) LLC and have voting or investment control over the shares. Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Julian C. Baker and Felix J. Baker disclaim beneficial ownership of the shares held directly by 667 and Baker Brothers Life Sciences except to the extent of their indirect pecuniary interest therein.

(4)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Master Fund from exercising that portion of the warrants that would result in the Master Fund and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(5)	Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares.

(6)	Consists of (i) 811,627 shares of common stock held by Boxer Capital, LLC (“Boxer Capital”), (ii) 9,978 shares of common stock held by MVA Investors, LLC (“MVA Investors”), and (iii) 602,400 shares of common stock underlying common warrants held by Boxer Capital. Excludes beneficial ownership amounts relating to shares of common stock issuable upon conversion of Series 1 Preferred Stock. Boxer Asset Management Inc. (“Boxer Management”) is the managing member and majority owner of Boxer Capital, and Joe Lewis is the sole indirect beneficial owner of Boxer Management. Boxer Capital, Boxer Management and Joe Lewis have shared powers to vote (or direct the vote) and/or to dispose (or direct the disposition) of the shares held by Boxer Capital. Boxer Management and Joe Lewis disclaim beneficial ownership over the shares held by Boxer Capital except to the extent of their pecuniary interest therein. Aaron Davis is a member and Chief Executive Officer of MVA Investors. MVA Investors and Mr. Davis have shared powers to vote (or direct the vote) and/or to dispose (or direct the disposition) of the shares held by MVA Investors. Aaron Davis disclaims beneficial ownership over the shares held by MVA Investors except to the extent of his pecuniary interest therein.

(7)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.

(8)	Consists of (i) 479,519 shares of common stock held by Catalio Nexus Fund IV, LP (“Catalio Nexus”), (ii) 381,926 shares of common stock held by Catalio Public Equities Master Fund, LP (“Catalio Public Equities”) and certain separately managed accounts, (iii) 479,519 shares of common stock underlying common warrants held by Catalio Nexus and (iv) 120,481 shares of common stock underlying common warrants held by Catalio Public Equities. Catalio Nexus GP IV, LLC is the general partner of Catalio Nexus and Catalio Public Equities Fund GP, LLC is the general partner of Catalio Public Equities. Catalio Capital Management, LP, serves as the manager for both entities and the separately managed accounts. George C. Petrocheilos and R. Jacob Vogelstein have voting or investment control over the shares of Catalio Nexus, Catalio Public Equities and the separately managed accounts.

(9)	Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP (“CAH”), is the sole member of Citadel Advisors LLC. Citadel GP LLC (“CGP”), is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the shares. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any).

(10)	StemPoint Capital LP (“StemPoint”) serves as an investment advisor to StemPoint Capital Master Fund LP (“StemPoint Fund”). StemPoint exercises voting and investment power over the shares held by StemPoint Fund pursuant to investment management agreements. Michelle Ross and Sean Tan are members of the investment advisor of StemPoint. Accordingly, StemPoint, Michelle Ross and Sean Tan may be deemed to have beneficial ownership of the shares beneficially owned by StemPoint Fund. StemPoint, Michelle Ross and Sean Tan disclaim beneficial ownership of the shares held by StemPoint Fund, except to the extent of their pecuniary interest therein

(11)	Velan Capital Holdings LLC (“Velan GP”), as the general partner of the Velan Capital Master Fund LP (“Velan”), may be deemed to beneficially own the shares beneficially owned by Velan. Velan Capital Investment Management LP (“Velan Capital”), as the investment manager of Velan, may be deemed to beneficially own the shares beneficially owned by Velan. Velan Capital Management LLC (“Velan IM GP”), as the general partner of Velan Capital, may be deemed to beneficially own the shares beneficially owned by Velan. Balaji Venkataraman, as a Managing Member of each of Velan GP and Velan IM GP, may be deemed to beneficially own the shares beneficially owned by Velan. Adam Morgan, as a Managing Member of each of Velan GP and Velan IM GP, may be deemed to beneficially own the shares beneficially owned by the Velan.

(12)	Consists of (i) 180,000 shares of common stock held by Superstring Capital Master Fund LP (“Superstring Capital Master”), (ii) 180,000 shares of common stock held by Superstring Private Opportunities Fund I LLP (“Superstring Private Opportunities”), (iii) 180,000 shares of common stock underlying common warrants held by Superstring Capital Master and (iv) 180,000 shares of common stock underlying common warrants held by Superstring Private Opportunities. Superstring Capital Fund GP LLC is the general partner of Superstring Capital Master and Superstring Private Opportunities. Superstring Capital Fund GP LLC is controlled by Ting Guo who has voting or investment control over the shares.

(13)	Consists of (i) 183,794 shares of common stock held by Empery Asset Master, Ltd (“EAM”), (ii) 64,475 shares of common stock held by Empery Tax Efficient, LP (“ETE”), (iii) 111,731 shares of common stock held by Empery Tax Efficient III, LP (“ETE III”), (iv) 183,794 shares of common stock underlying common warrants held by EAM, (v) 64,475 shares of common stock underlying common warrants held by ETE and (vi) 111,731 shares of common stock underlying common warrants held by ETE III. Empery Asset Management LP, the authorized agent of EAM, ETE and ETE III, has discretionary authority to vote and dispose of the shares held by EAM, ETE and ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM, ETE or ETE III. EAM, ETE, ETE III and Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(14)	Paul Shanley has voting or investment control over the shares.

PLAN OF DISTRIBUTION

We are registering the resale of shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, that may involve crosses or block transactions. The selling stockholders also may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	through the distribution of the Shares by any selling stockholder to its partners, members or stockholders;

●	directly to one or more purchasers;

●	through delayed delivery requirements;

●	by pledge to secured debts and other obligations or any transfer upon the foreclosure under such pledge;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, or any other available exemption from the registration requirements of the Securities Act, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those exemptions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110.

In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees, expenses of compliance with state securities or “blue sky” laws and legal expenses of one counsel to the selling stockholders of up to $25,000; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with a registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sullivan & Cromwell LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Protara Therapeutics, Inc. appearing in Protara Therapeutics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. We maintain a website at www.protaratx.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by the applicable prospectus supplement:

●	our Annual Report on Form 10-K filed with the SEC on March 13, 2024 (including those portions of our Proxy Statement for our 2024 Annual Meeting of Stockholders filed with the SEC on April 26, 2024 that are deemed to be incorporated by reference therein);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 2, 2024;

●	our Current Reports on Form 8-K filed on March 18, 2024 and April 5, 2024; and

●	the description of the Company’s common stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2021, including any amendments or reports filed for the purpose of updating such description.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to 345 Park Avenue South, Third Floor, New York, New York 10010, Attn: Secretary or may be made telephonically at (646) 844-0337. Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website www.protaratx.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference in this prospectus supplement or the accompanying prospectus shall be deemed modified, superseded or replaced for the purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us.

SEC registration fee	$9,634.91
Accounting fees and expenses	$20,000.00
Legal fees and expenses	$100,000.00
Miscellaneous Fees and expenses	$3,500.00
Total	$133,134.91

*	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors

The registrant’s certificate of incorporation and bylaws provide for indemnification of the registrant’s directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or controlling persons of the registrant pursuant to the registrant’s certificate of incorporation, bylaws and the Delaware General Corporation Law, or DGCL, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. The registrant’s certificate of incorporation includes such a provision. As a result of this provision, the registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

As permitted under the DGCL, the registrant has entered into indemnification agreements with each of its directors and executive officers that require the registrant to indemnify such persons against any and all expenses (including attorneys’, witness or other professional fees), and unless in connection with a proceeding by or in the right of the registrant, any and all judgments, fines and amounts paid in settlement, actually and reasonably incurred by such persons or on such persons’ behalf in connection with any proceeding, whether actual or threatened, to which any such person may be involved as a party or otherwise by reason of the fact that such person is or was a director or an executive officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee, agent or fiduciary of another enterprise, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under these agreements, the registrant is not required to provide indemnification for certain matters, including:

●	indemnification beyond that permitted by applicable law;

●	except as provided in the indemnification agreements, an accounting of profits made from the purchase and sale (or sale and purchase) by such director or executive officer of securities of the registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or similar provisions of state statutory law or common law;

●	except as provided in the indemnification agreements, any reimbursement of the registrant by such director or executive officer of any bonus or other incentive-based or equity-based compensation or of any profits realized by such director or executive officer from the sale of securities of the registrant, as required in each case under the Exchange Act; or

●	except as provided in the indemnification agreements, in connection with any proceeding initiated by such director or executive officer, unless (i) the registrant’s board of directors authorized the proceeding prior to its initiation or (ii) the registrant provides the indemnification, in its sole discretion, pursuant to the powers vested in the registrant under applicable law.

The indemnification agreements also set forth certain procedures, presumptions and remedies that will apply in the event of a claim for indemnification thereunder.

Any underwriting agreement that we and the selling stockholders may enter into may provide for indemnification by any underwriters, of us, our directors, our officers who sign the registration statement, our controlling persons and the selling stockholders for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit Number	Description of Document

3.1	Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 27, 2014).
3.2	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 10, 2020).
3.3	Second Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 13, 2020).
3.4	Composite Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 8, 2023).
3.5	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 3, 2017).
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5.
4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 10, 2020).
4.3	Form of Pre-Funded Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2024).
4.4	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2024).
4.5	Registration Rights Agreement, dated as of April 5, 2024, by and among the Registrant and the institutional investors named therein (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2024).
5.1*	Opinion of Sullivan & Cromwell LLP.
10.1**	Subscription Agreement, dated April 5, 2024, by and among the Registrant and the institutional investors named therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2024).
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Calculation of Filing Fee Table.

*	Filed herewith.

**	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and/or exhibits upon request by the SEC.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 2, 2024.

PROTARA THERAPEUTICS, INC.

By	/s/ Jesse Shefferman
Jesse Shefferman President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jesse Shefferman, Patrick Fabbio and Mary J. Grendell, and each of them, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jesse Shefferman	President and Chief Executive Officer and Director	May 2, 2024
Jesse Shefferman	(Principal Executive Officer)

/s/ Patrick Fabbio	Chief Financial Officer	May 2, 2024
Patrick Fabbio	(Principal Financial Officer)

/s/ Hannah Fry	Vice President, Controller	May 2, 2024
Hannah Fry	(Principal Accounting Officer)

/s/ Luke Beshar	Chairman of the Board of Directors	May 2, 2024
Luke Beshar

/s/ Barry Flannelly	Director	May 2, 2024
Barry Flannelly, Pharm.D.

/s/ Jane Huang	Director	May 2, 2024
Jane Huang, M.D.

/s/ Roger Garceau	Director	May 2, 2024
Roger Garceau

/s/ Richard Levy	Director	May 2, 2024
Richard Levy, M.D.

/s/ Gregory P. Sargen	Director	May 2, 2024
Gregory P. Sargen

/s/ Michael Solomon	Director	May 2, 2024
Michael Solomon, Ph.D.

/s/ Cynthia Smith	Director	May 2, 2024
Cynthia Smith